UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2016

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13- 5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1133 Avenue of the Americas, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2016, Volt Orangeca Real Estate Corp. (the “Seller”), an indirect wholly-owned subsidiary of Volt Information Sciences, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with Glassell Grand Avenue Partners, LLC (the “Buyer”), a limited liability company formed by Hines, a real estate investment and management firm, and funds managed by Oaktree Capital Management L.P., an investment management firm, for the sale of real property comprised of land and buildings with office space of approximately 191,000 square feet in Orange, California (the “Property”) for a purchase price of $35.85 million. All other costs related to the transaction will be paid by both parties in the manner consistent with customary practice for real property sales in Orange County, California.  The PSA contains customary representations, warranties and covenants. A portion of the proceeds will be used to pay off the outstanding mortgage and related fees on the Property of approximately $7.8 million.

Contemporaneously with execution of the PSA, the Company executed a Lease Agreement (the “Lease”) with the Buyer that will become effective upon a closing of the sale of the Property, pursuant to which the Property will be leased back to the Company. The Lease will have an initial term that will expire on March 31, 2031 (the “Initial Term”), and two successive renewal terms of five years each, exercisable at the Company’s option.  The annual base rent will be $2.9 million for the first year of the Initial Term, and increase on each adjustment date by 3% of the then-current annual base rent.  A security deposit of $2.2 million is required for the first year of the lease term and will subsequently be reduced if certain conditions are met.  The Lease also contains other customary terms and provisions.

Closing of the sale-leaseback transaction is subject to customary real estate closing conditions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA and Lease, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Purchase and Sale Agreement, dated February 25, 2016, by and between Volt Orangeca Real Estate Corp. and Glassell Grand Avenue Partners, LLC

10.2	Lease Agreement, dated February 25, 2016, by and between Glassell Grand Avenue Partners, LLC and Volt Information Sciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Paul Tomkins
Paul Tomkins
Senior Vice President and Chief Financial Officer

Date:  March 1, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Purchase and Sale Agreement, dated February 25, 2016, by and between Volt Orangeca Real Estate Corp. and Glassell Grand Avenue Partners, LLC

10.2	Lease Agreement, dated February 25, 2016, by and between Glassell Grand Avenue Partners, LLC and Volt Information Sciences, Inc.